Exhibit 10.1
EXECUTION COPY
VOTING AGREEMENT
BY AND AMONG
BLUEGRASS CONTAINER HOLDINGS, LLC,
THE SEVERAL STOCKHOLDERS OF GRAPHIC PACKAGING CORPORATION
PARTY HERETO
AND
(SOLELY FOR PURPOSES OF SECTION 5.2 HEREOF)
GRAPHIC PACKAGING CORPORATION
DATED AS OF JULY 9, 2007

INDEX OF DEFINED TERMS

Page
Affiliate	2
Agreement	1
BCH	1
Beneficial Ownership	2
Beneficially Own	2
Beneficially Owned	2
Common Stock	1
control	2
Covered Shares	2
Existing Shares	1
Giant	1
HSR Act	0
Lien	3
Merger Sub	1
Orders	6
Permitted Transfer	3
Person	3
Representatives	3
Specified Rights	6
Stockholder	1
Subsidiary	3
Transaction Agreement	1
Transfer	3

iii

VOTING AGREEMENT
          VOTING AGREEMENT, dated as of July 9, 2007 (this “Agreement”), by and among BLUEGRASS CONTAINER HOLDINGS, LLC, a Delaware limited liability company (“BCH”), the persons listed on the signature pages hereto as a Family Stockholder (each, together with its Permitted Transferees to which it Transfers any Common Stock hereunder, a “Family Stockholder” and, collectively, the “Family Stockholders”), Clayton, Dubilier & Rice Fund V Limited Partnership (together with its Permitted Transferees to which it Transfers any Common Stock hereunder, the “CDR Fund”), EXOR Group S.A. (together with its Permitted Transferees to which it Transfers any Common Stock hereunder, “Exor”) (each a “Stockholder” and, collectively, the “Stockholders”), and, solely for the purposes of Section 5.2 hereof, GRAPHIC PACKAGING CORPORATION, a Delaware corporation (“Giant”).
W I T N E S S E T H:
          WHEREAS, concurrently with the execution of this Agreement, BCH, Giant, TPG Bluegrass IV, L.P., TPG Bluegrass IV — AIV 2, L.P., TPG Bluegrass V, L.P., TPG Bluegrass V — AIV 2, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., BCH Management, LLC, Field Holdings, Inc., New Giant Corporation and Giant Merger Sub, Inc. (“Merger Sub”) are entering into a Transaction Agreement and Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Transaction Agreement”) pursuant to which, among other things, Giant will merge with and into Merger Sub and each outstanding share of the common stock, par value $0.01 per share, of Giant (the “Common Stock”) will be converted into the right to receive the merger consideration specified therein;
          WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner, in the aggregate, of the number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I hereto (the “Existing Shares”), all of which such shares such Stockholder controls the right to vote; and
          WHEREAS, as a material inducement to BCH entering into the Transaction Agreement, BCH has required that each Stockholder agree, and each Stockholder has agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.
          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
GENERAL
     1.1.   Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Transaction Agreement.
          “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.
          “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and "Beneficially Owned” shall have a correlative meaning.
          “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.
          “Covered Shares” means, with respect to any Stockholder, such Stockholder’s Existing Shares, together with any shares of Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case that such Stockholder acquires Beneficial Ownership of on or after the date hereof.
          “Existing Stockholders Agreements” means, the Stockholders Agreement among BCH, Giant, the Family Stockholders, the CDR Fund, Exor, TPG Bluegrass IV, LP, TPG Bluegrass IV — AIV 2, L.P., TPG Bluegrass V, L.P., TPG Bluegrass V — AIV 2, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., TPG Bluegrass IV, Inc., TPG Bluegrass V, Inc. and Field Holdings, Inc., dated as of the date of this Agreement and the Stockholders Agreement among Giant, the Family Stockholders, CDR Fund and Exor dated as of March 25, 2003.

          “Lien” means any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, put or call option, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.
          “Permitted Transfer” means a Transfer by a Stockholder to (i) in the case of the CDR Fund or Exor, any of their respective Affiliates, and (ii) in the case of a Family Stockholder, (A) any other Family Stockholder, (B) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of such Family Stockholder or Adolph Coors Sr. or of a descendant of Adolph Coors, Sr., (C) any trust, the trustees of which include only Persons named in clause (A) or (B) and the beneficiaries of which include only the Persons named in clause (A) or (B), (D) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (A) or (B), (E) if such Family Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust, or (F) in the case of a Family Stockholder which is a trust, all subsequent trusts which may result from the division of such trust into two or more separate trusts, or any trust resulting from the combination of two or more Family Stockholder trusts into a single trust; provided in every case that such transferee executes and delivers to BCH a written agreement, in form and substance acceptable to BCH, to assume all of Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder.
          “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.
          “Representatives” means the officers, directors, employees, agents, advisors and Affiliates of a Person.
          “Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner, or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.
          “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).
ARTICLE II
VOTING
     2.1.   Agreement to Vote. Each Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Giant Stockholders’ Meeting and at any other meeting of the stockholders of Giant, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of Giant, such Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:
          (a) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and
          (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (i) in favor of the adoption of the Transaction Agreement and the Merger and any other action reasonably requested by BCH in furtherance thereof, submitted for the vote or written consent of stockholders; (ii) against any action or agreement submitted for the vote or written consent of stockholders that is in opposition to, or competitive or materially inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Giant contained in the Transaction Agreement, or of such Stockholder contained in this Agreement; and (iii) against any Takeover Proposal and against any other action, agreement or transaction submitted for the vote or written consent of stockholders that would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Transaction Agreement or this Agreement or the performance by Giant of its obligations under the Transaction Agreement or by such Stockholder of its obligations under this Agreement. The obligations of such Stockholder specified in this Section 2.1(b) shall, subject to Section 2.1(c), apply whether or not the Merger or any action described above is recommended by the Board of Directors of Giant.
          (c) Notwithstanding the foregoing, in the event of a Giant Adverse Recommendation Change made in compliance with the Transaction Agreement in respect of a Superior Proposal, which Superior Proposal is pending at the time of the Giant Stockholder Meeting, the obligation of each Stockholder to vote Covered Shares as to which such Stockholder controls the right to vote in the manner set forth in this Section 2.1 shall only apply to an aggregate number of Covered Shares of all Stockholders entitled to vote in respect of such matter that is equal to thirty-two percent (32%) of the total number of shares of Common Stock entitled to vote in respect of such matter, and each Stockholder shall cause all of its remaining Covered Shares so entitled to vote to be voted in a manner that is proportionate to the manner in which all shares of Common Stock (other than shares voted by the Stockholders) which are voted in respect of such matter, are voted.

     2.2.   No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, other than the Existing Stockholders Agreements, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.3 hereof), consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement.
     2.3.   Proxy. Each Stockholder hereby, subject to Section 5.3, irrevocably appoints as its proxy and attorney-in-fact, Ed Byczynski and Ken Kushibab, in their respective capacities as officers of BCH, and any individual who shall hereafter succeed to any such officer of BCH, and any other Person designated in writing by BCH (collectively, the “Grantees”), each of them individually, with full power of substitution, to vote or execute written consents with respect to the Covered Shares in accordance with Section 2.1 hereof and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meeting of the stockholders of Giant at which any of the matters described in Section 2.1(a) was to be considered. This proxy is coupled with an interest and shall be irrevocable, and such Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to the Covered Shares. BCH may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1.   Representations and Warranties of the Stockholders. Each Stockholder hereby severally but not jointly represents and warrants to BCH as follows:
          (a) Organization; Authorization; Validity of Agreement; Necessary Action. Such Stockholder is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has the requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder or any stockholder thereof are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of BCH, constitutes a legal, valid and binding agreement of such Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.
          (b) Ownership. Such Stockholder’s Existing Shares are, and all of the Covered Shares owned by such Stockholder from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by such Stockholder, except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer or constitute any warrants, options, conversion rights or similar rights with respect to Common Stock (collectively, “Specified Rights”) that expire after the date hereof. Such Stockholder has good and marketable title to such Stockholder’s Existing Shares, free and clear of any Lien (other than pursuant to applicable law). As of the date hereof, each Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder. Except to the extent Covered Shares are transferred after the date hereof pursuant to a Permitted Transfer or constitute Specified Rights that expire after the date hereof, each Stockholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by such Stockholder at all times through the Closing Date (subject, in the case of Covered Shares underlying Specified Rights acquired after the date hereof, to the terms of such Specified Rights).
          (c) No Violation. Neither the execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations under this Agreement, nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions herein will (A) result in a violation or breach of or conflict with the governing documents of such Stockholder, (B) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties, rights or assets owned or operated by such Stockholder under, or result in being declared void, voidable, or without further binding effect, any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its respective properties, rights or assets may be bound or (C) violate any judgments, decrees, injunctions, rulings, awards, settlements, stipulations, orders (collectively, “Orders” ) or Laws applicable to such Stockholder or any of its respective properties, rights or assets, except for any of the foregoing as would not reasonably be expected, individually or in the aggregate, to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions on a timely basis.
          (d) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by such Stockholder in connection with such Stockholder’s execution, delivery and performance of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby, except for (A) compliance with the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and other applicable foreign competition or antitrust laws, if any, (B) the applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and state securities and “blue sky” laws, and (C) such other consents, approvals, orders or authorization of, or registrations, declarations or filings with, any Governmental Authority where the failure to obtain or take such action, individually or in the aggregate, would not reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions on a timely basis.
          (e) Absence of Litigation. There is no Action pending and no Order of any Governmental Authority outstanding nor, to the knowledge of such Stockholder, is any such Action or Order threatened, against such Stockholder which may prevent or materially delay such Stockholder from performing its obligations under this Agreement or consummating the transactions contemplated hereby on a timely basis.
          (f) Finder’s Fees. No agent, broker, Person, investment bank or firm is or will be entitled to any advisory, commission or broker’s or finder’s fee or commission from BCH, such Stockholder or Giant in connection with any of the transactions contemplated hereby based on arrangements made on behalf of such Stockholder.
          (g) Reliance by BCH. Each Stockholder understands and acknowledges that BCH is entering into the Transaction Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.
ARTICLE IV
OTHER COVENANTS
     4.1.   Prohibition on Transfers, Other Actions. Each Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void.
     4.2.   Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

     4.3.   No Solicitation. Subject to the provisions of Section 4.5, each Stockholder agrees that neither it nor any of its Subsidiaries nor any of its and their respective directors or officers shall, and it shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage or knowingly facilitate, any Takeover Proposal or the making or consummation thereof, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information in connection with, or otherwise cooperate in any way with, any Takeover Proposal, (iii) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any person other than BCH, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the U.S. Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of Giant vote in favor of the adoption of the Transaction Agreement and as otherwise expressly provided in this Agreement, (v) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any Takeover Proposal or (vi) agree or publicly propose to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of such Stockholder or any of its Subsidiaries shall be a breach of this Section 4.3 by such Stockholder. Each Stockholder hereby represents that, as of the date hereof, it is not engaged in any discussions or negotiations with respect to any Takeover Proposal and agrees that it shall, and shall cause its Subsidiaries and its and their directors and officers to, and shall use its reasonable best efforts to cause its and their Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished and will take commercially reasonable steps to inform its Representatives of the obligations undertaken by such Stockholder pursuant to this Agreement, including this Section 4.3.
     4.4.   Notice of Acquisitions, Proposals Regarding Prohibited Transactions. Subject to the provisions of Section 4.5, each Stockholder hereby agrees to notify BCH as promptly as practicable (and in any event within 24 hours after receipt) in writing of (i) the number of any additional shares of Common Stock or other securities of Giant of which such Stockholder acquires Beneficial Ownership on or after the date hereof, (ii) any inquiries or proposals which are received by, any information which is requested from, or any negotiations or discussions which are sought to be initiated or continued with, such Stockholder or any of its Affiliates with respect to any Takeover Proposal or any other matter referred to in Section 4.3 (including the material terms thereof and the identity of such person(s) making such inquiry or proposal, requesting such information or seeking to initiate or continue such negotiations or discussions, as the case may be) and (iii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest therein. Each Stockholder will keep BCH informed on a reasonably current basis of material developments with respect to any such Takeover Proposal.

     4.5.   Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of Giant shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Nothing herein shall limit or affect any actions taken by such Person solely in his or her capacity as a director or officer of the Company to the extent permitted by the Transaction Agreement or following the termination of the Transaction Agreement.
     4.6.   Waiver of Appraisal Rights. To the fullest extent permitted by applicable law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.
     4.7.   Further Assurances. From time to time, at BCH’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby authorizes Giant to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and the Form S-4 such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this agreement.
ARTICLE V
MISCELLANEOUS
     5.1.   Termination. This Agreement shall remain in effect until the earlier to occur of (i) the Closing, (ii) the date of termination of the Transaction Agreement in accordance with its terms, and (iii) the delivery of written notice of termination by the Stockholders to BCH following any amendment to the Transaction Agreement, without the prior written consent of the Stockholders, if such amendment changes the form or reduces the amount of consideration to be paid in the Merger, and after the occurrence of such applicable event this Agreement shall terminate and be of no further force; provided, however, that the provisions of this Section 5.1, the last sentence of Section 5.2(a) and Sections 5.4 through 5.12 shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any willful and material breach of this Agreement.
     5.2.   Legends; Stop Transfer Order
          (a) In furtherance of this Agreement, each Stockholder hereby authorizes and instructs Giant to instruct its transfer agent to enter a stop transfer order with respect to all of the Covered Shares held of record by such Stockholder and to legend the share certificates. Giant agrees that as promptly as practicable after the date of this Agreement it shall give such stop transfer instructions to the transfer agent for the Common Stock and to legend the share certificates. Giant agrees that, promptly following the termination of this Agreement, Giant will cause any stop transfer instructions imposed pursuant to this Section 5.2 to be lifted and any legended certificates delivered pursuant to this Section 5.2 to be replaced with certificates not bearing such legend.

          (b) In the event that any Stockholder intends to undertake a Permitted Transfer of Covered Shares held of record by such Stockholder, such Stockholder shall provide notice thereof to Giant and BCH and shall authorize Giant to instruct its transfer agent to (i) lift the stop transfer order in order to effect such Permitted Transfer only upon certification by BCH that the written agreement to be entered into by the transferee agreeing to be bound by this Agreement pursuant to the definition of “Permitted Transfer” is satisfactory to BCH and (ii) re-enter the stop transfer order upon completion of the Permitted Transfer. Giant agrees that as promptly as practical after the receipt of such notice of a contemplated Permitted Transfer together with a duly executed copy of the applicable written agreement of the proposed transferee agreeing to be bound by the terms of this Agreement, and written acknowledgement from BCH of its approval of such written agreement (not to be unreasonably withheld or delayed), it shall instruct the transfer agent for the Common Stock to (x) lift such stop transfer order with respect to such Covered Shares in order to effect such Permitted Transfer and (y) re-enter the stop transfer order upon completion of the Permitted Transfer; provided that Giant shall not permit such Transfer to be registered by the transfer agent or such stop transfer restrictions to be lifted if BCH has not so approved, and received a copy of, such duly executed written agreement of the proposed transferee.
          (c) Each certificate representing Covered Shares held of record by each Stockholder shall bear the following legend on the face thereof:
          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN VOTING AGREEMENT DATED AS OF JULY 9, 2007, AMONG BLUEGRASS CONTAINER HOLDINGS, LLC AND CERTAIN STOCKHOLDERS OF GRAPHIC PACKAGING CORPORATION AND, SOLELY FOR THE PURPOSES OF SECTION 5.2 THEREOF, GRAPHIC PACKAGING CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH VOTING AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF GRAPHIC PACKAGING CORPORATION AND SHALL BE PROVIDED TO A STOCKHOLDER OF GRAPHIC PACKAGING CORPORATION FREE OF CHARGE UPON A REQUEST THEREFOR.”
          Each Stockholder will cause all of its Existing Shares held of record by such Stockholder and any securities that become Covered Shares held of record by such Stockholder after the date hereof to be delivered to Giant for the purpose of applying such legend (if not so endorsed upon issuance). Giant shall return to the delivering party, as promptly as possible, any securities so delivered. The delivery of such securities by the delivering party shall not in any way affect such party’s rights with respect to such securities.
     5.3.   No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in BCH any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and BCH shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

     5.4.   Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, post prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a) if to BCH to:
Bluegrass Container Holdings, LLC
c/o Texas Pacific Group
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Facsimile: (817) 871-4010
Attention: General Counsel
with a copy to
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: David J. Sorkin
               Andrew W. Smith
Facsimile No.: (212) 455-2502
(b) if to Giant (for purposes of Section 5.2) to:
Giant Packaging Corporation
814 Livingston Court
Marietta, GA 30067
Facsimile (770) 644-2929
Attention: Senior Vice President,
                  General Counsel and Secretary
with a copy to:
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Facsimile: (404) 881-4777
Attention: Sidney J. Nurkin, Esq.
                 William Scott Ortwein, Esq.

(c) if to the Stockholders, to:
The address set forth beneath such Stockholder’s name on the Schedule 2 hereto.
     5.5.   Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.
     5.6.   Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     5.7.   Entire Agreement. This Agreement and, to the extent referenced herein, the Transaction Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.
     5.8.   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or a Federal court of the United States of America located in the State of Delaware.
          (b) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.8.
          (c) Each party to this Agreement irrevocably consents to the service of process out of any of the aforementioned courts in any suit, action or other proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail; provided that nothing in this Agreement shall affect the right of any party to serve legal process in any other manner permitted by law.
     5.9.   Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by BCH and the Stockholders, provided that any amendment to Sections 4.7 and 5.2 shall also require the consent of Giant. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to BCH and the Stockholders.
     5.10.   Remedies. (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
     5.11.   Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.
     5.12.   Successors and Assigns; Third Party Beneficiaries. Except for a Permitted Transfer in compliance with the terms and conditions set forth herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

BLUEGRASS CONTAINER HOLDINGS, LLC

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP

By:	CD&R Associates V Limited Partnership, its general partner

By:	CD&R Investment Associates II,
Inc., its managing general partner

By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: Vice President and Secretary

EXOR GROUP S.A.

By:	/s/ Peter J. Rothenberg
Name: Peter J. Rothenberg
Title: Attorney-in-Fact

Family Stockholders:

ADOLPH COORS FOUNDATION

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Trustee and Treasurer

ADOLPH COORS, JR. TRUST DATED SEPTEMBER 12, 1969

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Co-Chairman

GROVER C. COORS TRUST DATED AUGUST 7, 1952

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Co-Chairman

MAY KISTLER COORS TRUST DATED SEPTEMBER 24, 1965

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Co-Chairman

AUGUSTA COORS COLLBRAN TRUST DATED JULY 5, 1946

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Co-Chairman

BERTHA COORS MUNROE TRUST DATED JULY 5, 1946

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Co-Chairman

LOUISE COORS PORTER TRUST DATED JULY 5, 1946

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Co-Chairman

HERMAN F. COORS TRUST DATED JULY 5, 1946

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Co-Chairman

JANET H. COORS IRREVOCABLE TRUST FBO FRANCES M. BAKER DATED JULY 27, 1976

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Trustee

JANET H. COORS IRREVOCABLE TRUST FBO FRANK E. FERRIN DATED JULY 27, 1976

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Trustee

JANET H. COORS IRREVOCABLE TRUST FBO JOSEPH J. FERRIN DATED JULY 27, 1976

By:	/s/ Jeffrey H. Coors
Name: Jeffrey H. Coors
Title: Trustee

GRAPHIC PACKAGING CORPORATION (solely for purposes of Section 5.2)

By:	/s/ David W. Scheible
Name: David W. Scheible
Title: President and Chief Executive Officer

Schedule 1
STOCKHOLDER INFORMATION

Name	Existing Shares
Clayton, Dubilier & Rice Fund V Limited Partnership	34,222,500

EXOR Group S.A.	34,222,500

Adolph Coors Foundation	503,774

Adolph Coors Jr. Trust dated September 12, 1969	2,800,000

Grover C. Coors Trust dated August 7, 1952	51,211,864

May Kistler Coors Trust dated September 24, 1965	1,726,652

Augusta Coors Colbran Trust dated July 5, 1946	1,015,350

Bertha Coors Munroe Trust dated July 5, 1946	1,140,490

Herman F. Coors Trust dated July 5, 1946	1,435,000

Louise C. Porter Trust dated July 5, 1946	920,220

Janet H. Coors Irrevocable Trust FBO Frances M. Baker, dated July 27, 1976	59,356

Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin, dated July 27, 1976	59,354

Name	Existing Shares
Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin, dated July 27, 1976	59,354

Schedule 2
STOCKHOLDER ADDRESSES
Clayton, Dubilier & Rice Fund V Limited Partnership
c/o Clayton, Dubilier & Rice, Inc.
375 Park Avenue
New York, New York 10152
Facsimile: (212) 407-5260
Attention: Kevin J. Conway
with a copy to:
Debevoise & Plimpton
919 Third Avenue
New York, New York 10022
Facsimile: (212) 909-6836
Attention: Paul S. Bird, Esq.
EXOR Group S.A.
c/o EXOR USA Inc.
375 Park Avenue
Suite 1901
New York, NY 10152
Facsimile: (212) 355-5690
Attention: Michael J. Bartolotta
with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile: (212) 757-3990
Attention: Marc E. Perlmutter, Esq.

Family Stockholders:
Adolph Coors, Jr. Trust dated September 12, 1969
Grover C. Coors Trust dated August 7, 1952
May Kistler Coors Trust dated September 24, 1965
Augusta Coors Collbran Trust dated July 5, 1946
Bertha Coors Munroe Trust dated July 5, 1946
Louise Coors Porter Trust dated July 5, 1946
Herman F. Coors Trust dated July 5, 1946
Coors Family Trusts
2120 Carey Avenue, Suite 412
Cheyenne, WY 82001
Facsimile: (307) 635-7430
Attention: Jeffrey H. Coors
Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976
Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976
Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976
Coors Family Trusts’ Office
c/o CBCo Mail Stop VR 900
Golden, CO 80401
Adolph Coors Foundation
4100 E. Mississippi Ave.
Suite 1850
Denver, CO 80246
In the case of each Family Stockholder with a copy to:
Thomas N. Long, P.C.
2120 Carey Avenue, Suite 300
Cheyenne, WY 82003
Facsimile: (307) 635-0413
Attention: Thomas N. Long, Esq.